Max Maxfield, WY Secretary of State
FILED: 07/23/2013 04:11 PM
ID: 2013-000647322

APPLICATION FOR CERTIFICATE O

ARTICLES OF DOMESTICATION

OF

Clean Power Concepts Inc.

Pursuant to W.S. 17-16-1702 of the Wyoming Business Corporation Act, the undersigned hereby applies for a Certificate of Domestication and for that purpose hereby submits Articles of Domestication.

FIRST The name of the corporation is: Clean Power Concepts Inc.

SECOND The laws in which it was incorporated under: Nevada

THIRD The date of its incorporation is: October 17, 2005

FOURTH The Corporation is to have perpetual existence.

FIFTH The address of its principal office is:

1712 Pioneer Ave. Suite 100
Cheyenne, WY 82001

SIXTH The mailing address where correspondence and annual reports can be sent:

1712 Pioneer Ave. Suite 100
Cheyenne, WY 82001

SEVENTH The registered agent for this corporation shall be:

Corporate Agents, LLC

The address of said agent, and, the registered or statutory address of this corporation in the state of Wyoming, shall be:

1712 Pioneer Ave. Suite 100
Cheyenne, WY 82001

Received
JUL 17 2013
Secretary of State
Wyoming

Received
JUN 25 2013
Secretary of State
Wyoming

EIGHTH The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state:

(A) To do all things necessary or convenient to carry out its business and affairs, including without limitation power to:

(B) Sue and be sued, complain and defend in its corporate name;

(C) Have a corporate seal, which may be altered at will, and to use it, or a facsimile of it, by impressing or affixing it or in any other manner reproducing it;

(D) Make and amend bylaws, not inconsistent with its articles of incorporation or with the laws of this state, for managing the business and regulating the affairs of the corporation;

(E) Purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located;

(F) Sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

(G) Purchase, receive, subscribe for, or otherwise acquire; own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of; and deal in and with shares or other interests in, or obligations of, any other entity;

(H) Make contracts and guarantees, incur liabilities, borrow money, issue its notes, bonds, and other obligations which may be convertible into or include the option to purchase other securities of the corporation, and secure any of its obligations by mortgage or pledge of any of its property, franchises, or income;

(I) Lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

(J) Be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other entity;

(K) Conduct its business, locate offices, and exercise the powers granted by this act within or without this state;

(L) Elect directors and appoint officers, employees, and agents of the corporation, define their duties, fix their compensation, and lend them money and credit;

(M) Pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents;

(N) Make donations for the public welfare or for charitable, scientific, or educational purposes;

(O) Transact any lawful business; and

(P) Make payments or donations, or do any other act, not inconsistent with law, that furthers the business and affairs of the corporation.

NINTH The names and respective addresses of its officers and directors are:

President: Michael Shenher 1712 Pioneer Ave. Ste. 100 Cheyenne, WY 82001

Secretary: Michael Shenher 1712 Pioneer Ave. Ste. 100 Cheyenne, WY 82001

TENTH The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares 1,000,000,000
Class Common
Series
Par Value per Share $0.001

ELEVENTH The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

Number of Shares 0

Class

Series

Par Value per Share 0

TWELFTH The Corporation accepts the Constitution of this state in compliance with the requirements of Article 10, Section 5 of the Wyoming Constitution.

Dated this 25th day of June, 2013

DeAnna Montemayor,

Corporate Agents, LLC, Incorporator